As filed with the Securities and Exchange Commission on May 21, 2002
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIO SOFTWARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0210797
(State of incorporation)	(I.R.S. Employer Identification No.)

4980 GREAT AMERICA PARKWAY
SANTA CLARA, CA 95054
(Address of principal executive offices)

1998 STOCK OPTION PLAN
AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

CRAIG COLLINS
EXECUTIVE VICE PRESIDENT, FINANCE & OPERATIONS
AND CHIEF FINANCIAL OFFICER
BRIO SOFTWARE, INC.
4980 GREAT AMERICA PARKWAY
SANTA CLARA, CA 95054
(480) 496-7400
(Name, address and telephone number, including area code, of agent for service)

Copy to:

JON GAVENMAN
VENTURE LAW GROUP
A PROFESSIONAL CORPORATION
2800 SAND HILL ROAD
MENLO PARK, CALIFORNIA 94025
(650) 854-4488

Page 1 of 7 Pages
Exhibit Index on Page 6

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1998 STOCK PLAN (AS AMENDED)
Common Stock, $0.001 par value	1,000,000 Shares	$1.82(2)(a)	$1,820,000	$167.44

AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN
Common Stock, $0.001 par value	600,000 Shares	$1.55(2)(b)	$ 930,000	$ 85.56

TOTAL	1,600,000 Shares		$2,750,000	$253.00

(1)
This Registration Statement shall also cover any additional shares of Common Stock that become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon (a) for shares issuable under the 1998 Stock Option Plan, as amended, the average of the high and low sale prices of Registrant’s Common Stock as reported on The Nasdaq National Market on May 17, 2001 (the “Average Price”), and (b) for shares registered under the Amended and Restated 1998 Employee Stock Purchase Plan, the Average Price multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

(1)  The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2002, filed with the Commission on May 20, 2002.

(2)  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) on April 6, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care except where the director breaches the duty of loyalty, engages in bad faith, intentional misconduct to knowingly violates certain laws. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number

4.1	**	Amended and Restated 1998 Employee Stock Purchase Plan.

4.2	*	1998 Stock Option Plan, as amended

5.1		Opinion of Venture Law Group, a Professional Corporation.

23.1		Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2		Consent of Venture Law Group, a Professional Corporation. (included in Exhibit 5.1)

24.1		Power of Attorney (see page 4).

*	Incorporated by reference to identically numbered exhibits filed with Registrant’s Registration Statement on Form S-8 (No. 333-53164) that was filed on January 4, 2001.
**	Incorporated by reference to identically numbered exhibits filed with Registrant’s Registration Statement on Form S-8 (No. 333-64888) that was filed on July 11, 2001.

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Item 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signature Pages Follow]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Brio Software, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this day, May 21, 2002.

BRIO SOFTWARE, INC.

By:	/s/ Craig D. Brennan
Craig D. Brennan President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig D. Brennan and Craig Collins, and each of them, as his, her or his attorneys-in-fact and agents, each with the power of substitution, for him, her, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CRAIG D. BRENNAN Craig D. Brennan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2002

/S/ CRAIG COLLINS Craig Collins	Chief Financial Officer and Executive Vice President, Finance and Operations (Principal Financial and Accounting Officer)	May 21, 2002

/s/ YORGEN H. EDHOLM Yorgen H. Edholm	Chairman of the Board of Directors	May 21, 2002

/s/ Bernard J. Lacroute Bernard J. Lacroute	Director	May 21, 2002

/s/ E. FLOYD KVAMME E. Floyd Kvamme	Director	May 21, 2002

/s/ ERNEST VON SIMSON Ernest von Simson	Director	May 21, 2002

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INDEX TO EXHIBITS

Exhibit Number

4.1	**	Amended and Restated 1998 Employee Stock Purchase Plan.

4.2	*	1998 Stock Option Plan, as amended

5.1		Opinion of Venture Law Group, a Professional Corporation.

23.1		Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2		Consent of Venture Law Group, a Professional Corporation. (included in Exhibit 5.1)

24.1		Power of Attorney (see page 4).

*	Incorporated by reference to identically numbered exhibits filed with Registrant’s Registration Statement on Form S-8 (No. 333-53164) that was filed on January 4, 2001.
**	Incorporated by reference to identically numbered exhibits filed with Registrant’s Registration Statement on Form S-8 (No. 333-64888) that was filed on July 11, 2001.

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